EXHIBIT 99.8

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the grant of non-transferable rights (the “Subscription Rights”) to purchase shares of common stock, par value $1.00 per share (the “Common Stock”), of Guaranty Financial Group Inc. (the “Company”).

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will be received by you by 5:00 p.m., New York City time, on [       ], 2008, the last business day prior to the scheduled expiration date of the Rights Offering.

This will instruct you whether to exercise Subscription Rights to purchase shares of the Company’s Common Stock distributed with respect to the shares of the Company’s Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions for Use of Guaranty Financial Group Inc. Rights Certificates.”

CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION

Box 1.  ☐  Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2.  ☐  Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

A. Number of Shares Being Purchased:

Basic Subscription Right

I exercise:		rights	×	[ ]	=
	(no. of your rights)			(ratio)		(total no. of your new shares)

Therefore, I subscribe for:		×	$[ ]	=	$
	(no. of your new shares)		(subscription price)		(basic subscription amount enclosed)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Right and wish to subscribe for additional shares of Common Stock, subject to availability and the limitations described in the Prospectus, up to the total number of unsubscribed shares in the Rights Offering multiplied by two times your ownership percentage of outstanding Common Stock at the record date, you may exercise your Over-Subscription Privilege.

Accordingly, my maximum Over-Subscription Privilege is:

STEP 1:  Determine the maximum number of unsubscribed shares:

[ ]	−		=	shares
(Total shares offered)		(Total no. of your new shares)		(Maximum unsubscribed shares)

STEP 2:  Determine your maximum Over-Subscription Privilege:

	×	( × 2	/	)	=	shares
(Maximum unsubscribed		(Total of two		(Total outstanding		(Your maximum over-
shares)		times your		shares)		subscription privilege)
number of subscription rights)

Therefore, I apply for:

	×	$[ ]	=
(No. of your over-subscription shares subscribed for)		(Subscription price)		(Over-subscription amount enclosed)

Total Payment Required	=	$
(Basic subscription amount plus any Over-subscription amount)

Box 3. ☐ Total Exercise Price Payment Required: $	. (The total of the above box must equal the total purchase price for the Basic Subscription Amount and Over-Subscription Amount specified above)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the shares of Common Stock that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity

Address (including Zip Code):

Telephone Number:

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